UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

________________

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIMI INTERNATIONAL MEDICAL INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIMI INTERNATIONAL MEDICAL INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 5, 2021

To Our Stockholders:

You are invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of BIMI International Medical Inc. (the “Company”) on November 5, 2021 at 10:00 a.m. (local time) at the Yuxizhongyu Hotel, 2 Floor, Room 201, No. 62 Nie Er Road, Hongta District, Yuxi City, Yunan Province, China, for the following purposes:

1.      To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock (the “Common Stock”) by One Hundred Fifty Million (150,000,000) to Two Hundred Million (200,000,000);

2.      To grant discretionary authority to the board of directors of the Company (the “Board”) to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock within the range of 1-2 to 1-5 (the “Range”) to be determined by the Board and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than the first anniversary of its approval by the stockholders.; and

3.      To transact such other business as may properly be brought before the Special Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on October 1, 2021 shall be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A stockholder list will be available at our corporate offices beginning October 8, 2021 during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Special Meeting.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Special Meeting.

By Order of the Board of Directors
Tiewei Song
Chief Executive Officer and President
Dalian, China
October 7, 2021

Whether or not you plan to attend the Special Meeting, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON November 5, 2021

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2021 SPECIAL MEETING OF STOCKHOLDERS. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

How to Vote Your Shares

YOUR VOTE IS IMPORTANT.    Your shares can be voted at the Special Meeting only if you attend in person or are represented by proxy, please take the time to vote your proxy.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE VIA THE INTERNET OR BY TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON november 5, 2021 — THE PROXY STATEMENT IS AVAILABLE AT: WWW.USBIMI.COM.

In light of COVID-19, we strongly encourage our shareholders to vote by proxy in advance of the Special Meeting Depending on concerns about and developments relating to COVID-19, the Board could determine to change the date, time and/or format of the meeting.

If not attending the meeting and voting in person, stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.
Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.
By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from the record holder.

Page
GENERAL INFORMATION
PROPOSAL ONE — APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	5
PROPOSAL TWO — APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
additional information

i

BIMI INTERNATIONAL MEDICAL INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 5, 2021

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE SPECIAL MEETING

Q:     Why am I receiving these materials?

A:     We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of our company (the “Board”) for our 2021 Special Meeting of Stockholders, which will take place on November 5, 2021. As a stockholder of record, you are invited to attend the Special Meeting and are entitled and requested to vote on the items of business described in this proxy statement. This proxy statement and accompanying proxy card (or voting instruction card) are being sent on or about October 8, 2021 to all stockholders entitled to vote at the Special Meeting.

Q:     When and where will the Special Meeting be held?

A:     The Special Meeting will be held on November 5, 2021 at 10:00 a.m. local time, at the the Yuxizhongyu Hotel, 2 Floor, Room 201, No. 62 Nie Er Road, Hongta District, Yuxi City, Yunan Province, China.

Q:     How do I attend the Special Meeting?

A:     Only stockholders of record on the record date of October 1, 2021 (the “Record Date”) are entitled to notice of, and to attend or vote at, the Special Meeting. If you plan to attend the meeting in person, please bring the following:

•        Photo identification.

•        Acceptable proof of ownership if your shares are held in “street name.”

Street name means your shares are held of record by brokers, banks, or other institutions. See below for additional information.

Acceptable proof of ownership is either (a) a letter from your broker confirming that you beneficially owned shares of our Common Stock on the Record Date or (b) an account statement showing that you beneficially owned shares of our Common Stock on the Record Date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Special Meeting unless you have obtained a “legal proxy” or other evidence from your broker giving you the right to vote your shares at the Special Meeting.

Q:     What information is contained in this proxy statement?

A:     This proxy statement contains information regarding the proposals to be voted on at the Special Meeting and certain other required information.

Q:     What items of business will be voted on at the Special Meeting?

A:     The items of business scheduled to be voted on at the Special Meeting are:

1.      To approve an amendment to our Certificate of Incorporation (the “Proposed Authorized Share Increase Amendment”) to increase the number of authorized shares of Common Stock, as described in the Company’s proxy statement for the Special Meeting (the “Authorized Share Increase”); and

2.      To approve an amendment to our Certificate of Incorporation (the “Proposed Reverse Stock Split Amendment”) to effect a reverse stock split of the Common Stock within the range to be determined by the Board (the “Reverse Stock Split”).

Q:     What are the voting requirements to approve the proposals?

A:     The affirmative vote of a majority of shares outstanding is required to approve both Proposals One and Two.

Q:     How does the Board recommend that I vote?

A:     The Board recommends that you vote your shares “FOR” the approval of the Proposed Authorized Share Increase Amendment; and “FOR” the approval of the Proposed Reverse Stock Split Amendment.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of the Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of the Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Q:     What shares may I vote?

A:     Each share of our Common Stock $0.001 par value issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Special Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee. We had 33,208,911 shares of Common Stock issued and outstanding on the Record Date.

Q:     What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:     A stockholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are held in street name through a third party, such as a broker. As summarized below, there are some distinctions between a stockholder of record and a beneficial owner.

Stockholder of Record

You are the stockholder of record of any of your shares registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC with respect to such shares, these proxy materials are being sent to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to Mr. Tiewei, the Company’s Chief Executive Officer, or such other person you wish to designate, or to vote in person at the Special Meeting. We have enclosed a proxy card for you to grant your voting proxy to Mr. Tiewei Song.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares held in street name. With respect to such shares registered through a broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote. You may use the voting instruction card provided by your broker for this purpose. Even if you have directed your broker how to vote, you may also attend the Special Meeting. However, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” or other evidence from your broker giving you the right to vote the shares at the Special Meeting.

Q:     Who is entitled to attend the Special Meeting and what are the admission procedures?

A:     You are entitled to attend the Special Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Special Meeting. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of the Common Stock as of the Record Date or the voting instruction card provided by your broker. The Special Meeting will begin promptly at 10:00 a.m., local time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:     May I vote my shares in person at the Special Meeting?

A:     If you were a stockholder of record on the Record Date, you may vote your shares in person at the Special Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Special Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Special Meeting only if you obtain a legal proxy or other evidence from your broker giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

In light of COVID-19, we strongly encourage our shareholders to vote by proxy in advance of the Special Meeting. Depending on concerns about and developments relating to COVID-19, the Board could determine to change the date, time and/or format of the meeting.

Q:     How can I vote my shares without attending the Special Meeting?

A:     Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker.

Stockholders of record may submit proxies by completing, signing, dating, and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing, and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Special Meeting.

Q:     Who will count the votes?

A:     Votes at the Special Meeting will be counted by an inspector of election, who will be appointed by the Board.

Q:     What is the effect of not voting?

A:     If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting. If you are a stockholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this proxy statement, namely “FOR” the approval of Proposed Authorized Share Increase Amendment; and “FOR” the approval of the Proposed Authorized Share Increase Amendment.

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. Absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe that the approval of the amendments to the Certificate of Incorporation in Proposal One and Proposal Two are non-routine matters; and, accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares. Any adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of Proposals One and Two, and any other matter that may properly be brought before the shareholders for a vote at the Special Meeting, will be approved if the votes cast “For” exceed the votes cast “Against.” Abstentions and broker non-votes, if any, will not affect the outcome of the votes on these matters.

Broker non-votes count for purposes of determining whether a quorum is present.

Q:     How many votes are required for the approval of the proposals to be voted upon, and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions	Effect of Broker Non-Votes
Proposal One: Approval of the Proposed Authorized Share Increase Amendment	Affirmative vote of the holders of a majority of the shares of Common Stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Two: Approval of the Proposed Reverse Stock Split Amendment	Affirmative vote of the holders of a majority of the shares of Common Stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.

Q:     Can I revoke my proxy or change my vote after I have voted?

A:     You may revoke your proxy and change your vote by voting again or by attending the Special Meeting and voting in person. Only your latest dated proxy card received at or prior to the Special Meeting will be counted. However, your attendance at the Special Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at BIMI International Medical Inc.’s offices, or you vote by ballot at the Special Meeting. If you are a beneficial owner, you will need to request a legal proxy from your broker and bring it with you to vote at the Special Meeting.

Q:     How many votes are required to hold the Special Meeting?

A:     The presence, in person or by proxy, of the holders of one-third of the shares of our Common Stock outstanding and entitled to vote on the Record Date is necessary to hold the Special Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Special Meeting for purposes of establishing a quorum.

Q:     Who will bear the cost of soliciting votes for the Special Meeting?

A:     The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing, and distributing these proxy materials. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail, and facsimile by directors, officers, and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:     Where can I find the voting results of the Special Meeting?

A:     We intend to announce preliminary voting results at the Special Meeting and will disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC not more than four business days following the Special Meeting.

PROPOSAL ONE — APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO increase THE number of authorized shares of
THE common stock

The Company is asking stockholders to adopt and approve the Proposed Authorized Share Increase Amendment to effect the Authorized Share Increase. Pursuant to its Certificate of Incorporation currently in effect, the Company has authorized capital stock of Fifty Million (50,000,000) shares of Common Stock, of which 33,208,911 shares are issued and outstanding or otherwise reserved for issuance upon exercise of outstanding convertible notes and warrants. As a result, the Company has available only 16,791,089 shares of Common Stock available for future issuance.

The Board believes the increase in shares available for future issuance is in the best interest of the Company. It will provide the Company with sufficient shares for future issuances of securities to fund the operations and growth of the Company and will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities since we may from time to time explore opportunities to make acquisitions through the use of stock. In order to have sufficient shares to issue for future transactions, the Company proposes to adopt an amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock by One Hundred Fifty Million (150,000,000) to Two Hundred Million (200,000,000) shares. The par value of our Common Stock will continue to be $0.001 per share.

The Board has unanimously approved and declared advisable the Proposed Authorized Share Increase Amendment and recommends that our stockholders adopt and approve the Proposed Authorized Share Increase Amendment. The foregoing description of the Proposed Authorized Share Increase Amendment is a summary and is subject to the full text of the Proposed Authorized Share Increase Amendment, which is attached to this Proxy Statement as Annex A. The text of the Proposed Authorized Share Increase Amendment may be altered to reflect any changes required by applicable law or otherwise deemed necessary or advisable by the Board.

If the Proposed Authorized Share Increase Amendment is approved by our stockholders, it will become effective immediately upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of State of Delaware, which we expect to file promptly after the Special Meeting. No further action on the part of stockholders will be required to implement the Authorized Share Increase. If the proposed amendment is not approved by our stockholders, the authorized shares of Common Stock will remain unchanged.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE proposed authorized share increase amendment

PROPOSAL TWO — APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT of THE common stock

General

The Company is asking stockholders to adopt and approve the Proposed Reverse Stock Split Amendment to effect the Reverse Stock Split. The Board has unanimously approved and declared advisable the Proposed Reverse Stock Split Amendment and recommends that our stockholders adopt and approve the Proposed Reverse Stock Split Amendment. The foregoing description of the Proposed Reverse Stock Split Amendment is a summary and is subject to the full text of the Proposed Reverse Stock Split Amendment, which is attached to this Proxy Statement as Annex B. The text of the Proposed Reverse Stock Split Amendment may be altered to reflect any changes required by applicable law or otherwise deemed necessary or advisable by the Board.

If stockholders approve this proposal, the Board will cause the Certificate of Amendment to our Certificate of Incorporation to be filed with the Secretary of State of State of Delaware and effect the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. The Reverse Stock Split could become effective as soon as the business day immediately following the Special Meeting. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

Depending on the ratio for the Reverse Stock Split determined by the Board, a minimum of 2 and a maximum of 5 shares in aggregate of the Common Stock will be combined into one new share of our Common Stock. As of the Record Date, 33,208,911 shares of our Common Stock were issued and outstanding. Based on the number of shares of Common Stock issued and outstanding as of the Record Date, immediately following the Reverse Stock Split, the Company would have approximately 15,111,675 shares of Common Stock issued and outstanding if the ratio for the Reverse Stock Split is 1-2, and approximately 6,044,670 shares of Common Stock issued and outstanding if the ratio for the Reverse Stock Split is 1-5, as illustrated in the table under the caption “Effects of the Reverse Stock Split — Effect on Shares of Common Stock.” Any other ratios selected within such range would result in a number of shares of Common Stock issued and outstanding following the Reverse Stock Split between 6,044,670 and 15,111,675 shares.

If approved and effected, all holders of the Common Stock will be affected proportionately by the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares as described below.

To avoid the existence of fractional shares of common stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded up to the next whole share, including fractional shares that are less than one half of one share.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split. The par value of our Common Stock will continue to be $0.001 per share (see “— Effects of the Reverse Stock Split — Reduction in Stated Capital”).

Except as otherwise indicated, all share, per share, and related numbers and data in this Proxy Statement reflect pre-split information and do not give effect to the Reverse Stock Split.

Board Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split proposal is approved by a majority of our stockholders, the Board will have the discretion to determine, as it deems to be in the best interest of our stockholders, the specific ratio to be used within the Range and the timing of the reverse stock split, which must occur at any time prior to the first anniversary of its approval by the stockholders. The Board may also, in its discretion, determine not to effect the reverse stock split if it concludes, subsequent to obtaining stockholder approval, that such action is not in the best interests of our Company and our stockholders. Our Board believes that the availability of a range of reverse stock split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining whether to implement the reverse split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•        meeting certain listing requirements of the NASDAQ Capital Market;

•        the historical trading price and trading volume of our common stock;

•        Appealing to a broader range of investors to generate greater investor interest in the Company;

•        the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse split on the trading market for our Common Stock;

•        the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and

•        prevailing general market and economic conditions.

Background and Reasons for the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the per share trading price of our Common Stock to enhance our ability to meet the Continued Listing Requirements of the NASDAQ Capital Market. Accordingly, for this and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our best interests and the best interests of our stockholders.

On September 28, 2021, the Company received a deficiency letter from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (“NASDAQ”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Company considered all available options in order to regain compliance with the requirements of Rule 5550(a)(2) and determined to cure the share price non-compliance through a reverse stock split.

We believe that a delisting of our Common Stock from the NASDAQ Capital Market would negatively impact us because it would: (i) reduce the liquidity and market price of our Common Stock; (ii) reduce the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; and (iii) limit our ability offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets. We may not be able to meet the minimum share price requirement of Rule 5550(a)(2) unless we effect the Reverse Stock Split. The Company has until March 28, 2022 to regain compliance with the minimum share price requirement. Stockholder approval is required to effectuate a reverse stock split, If the Company effectuates the Reverse Stock Split, it will regain compliance with Rule 5550(a)(2) if the Company’s price per share of Common Stock promptly exceeds $1.00 per share, and remains above that level for at least the following 30 trading days.

We believe that the Reverse Stock Split may provide us and our stockholders with other potential benefits, such as improved marketability and liquidity of our common stock and increased interest and trading in our Common Stock Due to the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

If our Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock split.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that the Reverse Stock Split will increase the per share market price of our Common Stock. However, the effect of the Reverse Stock Split on the per share market price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share market price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

Even if our stockholders adopt and approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the NASDAQ continued listing criteria.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share market price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lot” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing the marketability of our Common Stock as described above.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment that is filed with the Secretary of State of State of Delaware, will be determined at the discretion of the Board, and may occur as soon as the business day immediately following the Special Meeting, assuming the stockholders approve the Proposed Reverse Stock Split Amendment. However, the exact timing of the filing of the Certificate of Amendment to effect the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders, which must occur at any time prior to the first anniversary of its approval by the stockholders.

If, at any time prior to the filing of the Certificate of Amendment with the Secretary of State of State Delaware, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Effects of the Reverse Stock Split

General

After the Effective Time, if approved by stockholders and implemented by the Board, each stockholder will own a reduced number of shares of Common Stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Common Stock based on the reverse stock split ratio selected by the Board.

Other than as a result of the treatment of fractional shares as described above, voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Stock Split, and the number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of October 1, 2021, relating to our outstanding Common Stock based on the Range of the Reverse Stock Split ratio and information regarding our authorized and outstanding shares assuming that Proposal One and Proposal Two are approved and the Reverse Stock Split and the Authorized Share Increase are implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding
Pre-Reverse Stock Split	50,000,000	33,208,911
Post-Reverse Stock Split 1:2	200,000,000	16,604,456
Post-Reverse Stock Split 1:5	200,000,000	6,641,783

____________

(1)      Does not include additional shares of Common Stock that may be issued in connection our acquisitions of Chongqing Guoyitang Hospital Co., Ltd., Chaohu Zhongshan Minimally Invasive Hospital, Wuzhou Qiangsheng Hospital Co., Ltd., Suzhou Eurasia Hospital Co., Ltd., Yunan Yuxi Minkang Hospital Co., Ltd., Chongqing Zhuoda Pharmaceutical Co., Ltd. and 1,370,000 shares issuable upon exercise of outstanding warrants.

Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

After the effective date of the Reverse Stock Split that the Board elects to implement, our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on the NASDAQ. Following the Reverse Stock Split, our Common Stock will continue to be listed on the NASDAQ under the symbol “BIMI”, although it will be considered a new listing with a new CUSIP number.

Effect on Authorized Shares of Common Stock

The Reverse Stock Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its stockholders.

Effect on Par Value

The Proposed Reverse Stock Split Amendment will not affect the par value of our Common Stock, which will each remain at $0.001.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Potential Anti-takeover Effects of a Reverse Stock Split

Implementation of the Reverse Stock Split in combination with the increase the number of authorized shares of common stock, if Proposal One is approved, will result in a significant increase in the authorized but unissued shares of Common Stock vis-à-vis the outstanding shares of Common Stock. An increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company). The Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and shareholders. Our Board has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device, and it has determined that a reduction in the number of authorized shares of Common Stock is appropriate.

Fractional Shares

To avoid the existence of fractional shares of Common Stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded up to the next whole share, including fractional shares that are less than one half of one share.

Effect on Registered and Beneficial Stockholders

Upon a reverse stock split, we intend to treat stockholders holding Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Effect on Registered Certificated Shares

Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, American Stock Transfer and Trust Company, as soon as practicable after the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-Reverse Stock Split shares to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No executive officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Stock Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive a whole share of Common Stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split, except for those stockholders receiving a whole share of Common Stock in lieu of a fractional share (as described below). The holding period for shares of Common Stock after the reverse stock split will include the holding period of shares of Common Stock before the reverse stock split, provided that such shares of Common Stock are held as a capital asset at the Effective Time. The adjusted basis of the shares of Common Stock after the reverse stock split will be the same as the adjusted basis of the shares of Common Stock before the reverse stock split, excluding the basis of any fractional share.

A stockholder who receives a whole share of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the stockholder was otherwise entitled.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED REVERSE STOCK SPLIT AMENDMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of October 1, 2021 for: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(s)	Amount and Nature of Beneficial Owner(s)	Percentage of Beneficial Ownership
Yongquan Bi, Chairman	1,500,000	4.52%
Gang Li	1,899,409	5.72%
Tiewei Song, Director, Chief Executive Officer and President	—	—
Jun Jia, Chief Financial Officer	—	—
Xiaoping Wang, Chief Operating Officer	—	—
Mia Kuang Ching, Director	—	—
Fengsheng Tan, Director	—	—
Ju Li, Director	—	—
All officers and directors as a group (7 persons)	4,499,409	10.24%

____________

(1)      Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

(2)     Unless as otherwise set forth in the table, the address of each beneficial owner is c/o BIMI International Medical Inc., at 9 Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China,

(3)      The address of Gang Li is No. 7, South Huanghe Road, Huanggu District, Shenyang City, Liaoning Province, P. R. China.

Householding Information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us or send your request in writing to us.

Your vote is important.    Please promptly vote your shares of our Common Stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors
Tiewei Song
Chief Executive Officer and President
October 7, 2021

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
BIMI INTERNATIONAL MEDICAL INC.

________________

Pursuant to Section 228 and 242 of
the General Corporation Law of the
State of Delaware

________________

BIMI INTERNATIONAL MEDICAL INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“The total number of shares of capital stock that the Corporation is authorized to issue is One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”).”

SECOND: This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders of the Corporation was duly called upon notice in accordance with Section 222 of the DGCL and held on [            ], 2021, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be duly executed in its corporate name as of the [            ] day of [            ], 2021.

BIMI INTERNATIONAL INC.
By:
Name:
Title:

Annex A-1

ANNEX B

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
BIMI INTERNATIONAL MEDICAL INC.

________________

Pursuant to Section 228 and 242 of
the General Corporation Law of the
State of Delaware

________________

BIMI INTERNATIONAL MEDICAL (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The second paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation shall be and hereby is amended and restated as follows:

“Effective as of [            ], 2021 at [            ] [A.M/P.M.], Eastern Time (the “Effective Time”), each [NUMBER] shares of Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined, reclassified and converted into one (1) share of Common Stock without any further action by the Corporation or the holder thereof; provided, however, that if such reclassification results in any stockholder being entitled to fractional shares that when aggregated equal less than a whole share of Common Stock, such fractional shares shall be reclassified and converted from and after the Effective Time into one (1) whole share of Common Stock in lieu of such fractional shares.”

SECOND: This Certificate of Amendment shall become effective as of [            ], 2021 at [            ] [A.M/P.M.], Eastern Time.

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders of the Corporation was duly called upon notice in accordance with Section 222 of the DGCL and held on [            ], 2021, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be duly executed in its corporate name as of the [            ] day of [            ], 2021.

BIMI INTERNATIONAL MEDICAL INC.
By:
Name:
Title:

Annex B-1

SPECIAL MEETING OF STOCKHOLDERS OF BIMI INTERNATIONAL MEDICAL INC. November 5, 2021 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at www.usbimi.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030300000000001000 7 11[]21 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Common Stock by 150,000,000 to 200,000,000. FOR AGAINST ABSTAIN 2. To grant discretionary authority to the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock within the Range to be determined by the Board and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than the first anniversary of its approval by the stockholders. The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” Proposals 1 and 2, and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF BIMI INTERNATIONAL MEDICAL INC. November 5, 2021 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at www.usbimi.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030300000000001000 7 11[]21 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Common Stock by 150,000,000 to 200,000,000. FOR AGAINST ABSTAIN 2. To grant discretionary authority to the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock within the Range to be determined by the Board and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than the first anniversary of its approval by the stockholders. The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” Proposals 1 and 2, and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BIMI INTERNATIONAL MEDICAL INC. PROXY CARD2021 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 5, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Mr. Tiewei Song as attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of BIMI International Medical Inc. (the “Company”) which the undersigned may be entitled to vote at the 2021 Special Meeting of Stockholders to be held on November 5, 2021, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.(Continued and to be signed on the reverse side)